As filed with the Securities and Exchange Commission on December 13, 1995
                                                         Registration No. 33-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                              TII INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                                                    66-0328885
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                               1385 Akron Street,
                               Copiague, NY 11726
                                 (516) 789-5000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           Timothy J. Roach, President
                              TII Industries, Inc.
                                1385 Akron Street
                               Copiague, NY 11726
                                 (516) 789-5000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                             Richard A. Rubin, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6130
                               ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                      (facing page continued on next page)

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed      Proposed
Title of                              maximum       maximum
each class            Amount          offering      aggregate     Amount of
of securities         to be           price per     offering      registration
to be registered      registered(1)   security(2)   price(2)      fee
--------------------------------------------------------------------------------

Common Stock,
$.01 par value
per share             200,000 Shares   $8.0625      $1,612,500       $556.03
--------------------------------------------------------------------------------
Total                 200,000 Shares                $1,612,500       $556.03
--------------------------------------------------------------------------------


(1) Pursuant to Rule 416(b), there is also covered hereby all additional securities resulting from anti-dilution adjustments prior to the completion of the distribution of such registered securities.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c), the average of the high and low selling prices per share of the registrant's Common Stock, as quoted on the Nasdaq Stock Market National Market System on December 12, 1995.

                                ----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED DECEMBER 13, 1995

PROSPECTUS
                                 200,000 Shares

                              TII INDUSTRIES, INC.

                                  Common Stock

         This Prospectus relates to an aggregate of 200,000 shares (collectively, the "Shares") of Common Stock, $.01 par value per share ("Common Stock"), of TII Industries, Inc. ("TII" or the "Company") which may be offered and sold from time to time by Strategic Growth International, Inc. (the "Selling Stockholder") of which (a) 50,000 Shares were acquired upon the exercise of an option in October 1995 at an exercise price of $4.0625 per share (the "First Option") and (b) 150,000 Shares may be acquired upon the exercise of an option to purchase up to a maximum of 150,000 shares of Common Stock on or before August 31, 1997 at an exercise price of $7.50 per share (the "Second Option"). See "Selling Stockholder". Both the First Option and the Second Option (collectively, the "Options") were granted in consideration for financial public relations services provided by the Selling Stockholder.

         The Shares may be offered for sale from time to time by the Selling Stockholder or its pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholder or through brokers or dealers. In connection with any such sales, the Selling Stockholder and brokers or dealers participating in such sales may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended ("1933 Act"). See "Plan of Distribution".

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. However, the Company has received $203,125 from the exercise of the First Option and, if and to the extent the Second Option is exercised, would receive an aggregate of $1,125,000 if the Second Option is exercised in full. The Company will bear all expenses in connection with the filing of the Registration Statement of which this Prospectus forms a part, except that the Selling Stockholder will pay all discounts and commissions payable to brokers or dealers and the fees and expenses, if any, of counsel to the Selling Stockholder.

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

         The Common Stock of the Company is included on the Nasdaq Stock Market National Market System ("Nasdaq/NMS") under the symbol TIII. On December 12, 1995, the closing sales price per share of the Common Stock on Nasdaq/NMS was $8.00.
                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

                The date of this Prospectus is December ___, 1995

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents, filed by the Company with the Commission (File No. 1-8048) pursuant to the 1934 Act, are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995; (iii) the Company's Current Report on Form 8-K dated (date of earliest event reported) August 15, 1995; and (iv) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 3, 1980 under the 1934 Act, including any amendment or report filed by the Company for the purpose of updating such description. Each document filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus does not contain all the information set forth in the Registration Statement (No. 33-_________ ) on Form S-3 (the "Registration Statement") of which this Prospectus forms a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the principal office of the Commission.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE EXPRESSLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO TII INDUSTRIES, INC., 1385 AKRON STREET, COPIAGUE, NEW YORK 11726, (516) 789-5000, ATTENTION: VIRGINIA M. HALL, VICE PRESIDENT-ADMINISTRATION.

                                   THE COMPANY

         TII is a leading supplier to United States telephone operating companies ("Telcos") of overvoltage surge protectors. Overvoltage protectors are required by the National Electric Safety Code to be installed on the subscriber's (user's) home or office telephone lines to prevent injury to telecommunication users and damage to telecommunication equipment due to overvoltage surges caused by lightning and other hazardous electrical occurrences. The Company's other products include network interface devices ("NIDs") and station electronics, which may be incorporated in NIDs together with the Company's overvoltage protectors. Further, during the fiscal quarter ended December 31, 1993 the Company introduced a line of fiber optic products in order to par ticipate in the growing fiber optic market. The Company markets its products, directly or indirectly, to the seven Regional Bell Operating Companies ("RBOCs") and GTE Corporation ("GTE"), which collectively service over 85% of the 140 million subscriber lines in the United States, as well as to most of the 1,300 smaller Telcos.

         The Company is a Delaware corporation organized in 1971 and is the successor to a corporation founded in 1964 by Alfred J. Roach, Chairman of the Board of Directors of the Company. Unless the context otherwise requires, the terms "TII" or the "Company" refer to TII Industries, Inc., its predecessor and its subsidiaries.

         The Company's principal executive office is located at 1385 Akron Street, Copiague, New York 11726 (telephone number (516) 789-5000) and its principal operations office is located at Rd. 165, Kilometer 1.6, Toa Alta, Puerto Rico 00953 (telephone number (809) 870-2700).

                                  RISK FACTORS

         PROSPECTIVE PURCHASERS SHOULD REVIEW THE ENTIRE PROSPECTUS AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE AND CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

TECHNOLOGICAL CHANGE

         The   Company   has  been   selling   overvoltage   surge   protectors,
incorporating gas tube technology, as its principal product since the late 1960s. These products are specified as a standard overvoltage protector for the subscriber's telephone lines at five of the seven RBOCs, GTE and at most of the 1,300 smaller Telcos in the United States. Solid state surge protectors have been developed for use within the Telco network as a competitive technology to gas tubes. While solid state overvoltage protectors are faster at reacting to surges, gas tube overvoltage protectors have generally remained the subscriber overvoltage protection technology of choice by virtually all Telcos because of the gas tube's ability to repeatedly withstand significantly higher energy surges (critical safety and maintenance considerations for Telcos), while adding virtually no capacitance onto the communication line (elevated capacitance adversely affects the transmission of data over a communication line). Solid state overvoltage protectors are used principally in Telco's central office switching centers where speed is perceived to be more critical than energy handling capabilities. The Company is not aware of any significant improvements (except for certain new gas tube products discussed below being developed by the Company and a joint venture consisting of AT&T Network Cable Systems and Raychem Corporation) or new solid state protection technology under development. However, the development of solid state overvoltage protectors with increased energy handling capabilities and low capacitance could adversely affect the Company.

         There can be no assurance that the Company will be successful in marketing its new products or developing additional new products to address changing technological requirements, that it can introduce such products on a timely basis or that its existing products will continue to be, or new products will become, successful in the marketplace. The Company's failure to develop new products or adapt its existing products to technological change and competition could have an adverse effect on the Company's business.

EFFECT OF CERTAIN PURCHASE ORDER DEFERRALS

         Net sales and net income for the first quarter of fiscal 1996 were $9,600,000 and $439,000, respectively, compared to $10,456,000 and $536,000, respectively, in the first quarter of fiscal 1995. Toward the close of fiscal 1995, the Company introduced several new products, which will be jointly manufactured with Access Network Technologies ("ANT"), a joint venture between AT&T Network Cable Systems and Raychem Corporation. Two of the Company's current Telco customers have evaluated these new products and have indicated that they will approve them for use. As a result, during the first quarter of fiscal 1996, these customers slowed their purchase of other TII products to minimize their inventory levels in anticipation of the availability and delivery of the new products. While limited shipments are in process, TII and ANT are addressing joint volume production start-up delays. The Company believes that attainment of volume production of the new products should begin at the Company's facilities during the second quarter of fiscal 1996 and volume shipments should commence soon after volume production begins.

FIBER OPTIC BUSINESS

         The Company has begun to develop fiber optic cable products used in connection with the installation and maintenance of fiber optic equipment and transmission lines. The fiber optic market is characterized by innovation, rapidly changing technology and new product development. In addition, although TII has operated in the telecommunications industry for more than 25 years, the Company, in entering into the fiber optic market, faces many of the uncertainties inherent in entering into a new business area. The Company's success in this area will depend, in large measure, upon its ability to identify customer needs and develop new products to keep pace with continuing changes in technology and customer preferences.

COMPETITION

         While the Company is a leading supplier to Telcos of subscriber overvoltage protectors, the Company is subject to significant competition with respect to its protectors as well as its other products. Most of the Company's competitors have substantially greater assets and financial resources, and have larger sales forces, manufacturing facilities and research and development staffs than those of the Company.

DEPENDENCE UPON KEY CUSTOMERS; LACK OF LONG TERM COMMITMENTS

         Virtually all of the Company's products are sold either directly, through distributors or as components of equipment manufactured by others, including other NID suppliers, to the Telcos. The Telco industry is dominated by a few large customers. The seven RBOCs and GTE service over 85% of all subscriber lines in the United States. The Company's overvoltage protectors are specified as a standard overvoltage protector for the subscriber's telephone lines at five of the seven RBOCs and GTE, the loss of one or more of which customers, or a substantial diminution in the orders received from them, could materially and adversely affect the Company. For the year ended June 30, 1995, direct sales to five RBOCs and GTE, known distributors thereto and manufacturers who are known to use the Company's products as components in equipment manufactured for these Telcos, are believed to have accounted for a substantial majority of the Company's net sales.

ANTI-TAKEOVER PROVISIONS

         Under the Company's Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the Company's outstanding shares of capital stock entitled to vote thereon is required to authorize any merger or consolidation of the Company or any of its subsidiaries with another entity, or a sale, lease or exchange by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, if the other party to the transaction owns 10% or more of the Company's voting stock in the election of directors (other than a person who was such holder on December 3,
1979), or the dissolution of the Company, unless such merger, consolidation, sale, lease or exchange (or a dissolution substantially consistent therewith) was approved by the Company's Board of Directors prior to the other party to the transaction acquiring such 10% interest. Mr. Alfred J. Roach is the only person known to have been a beneficial owner of 10% or more of the Company's voting stock at December 3, 1979. Also, the Board of Directors is divided into three classes, each of which is elected in successive years for three year terms. Accordingly, any persons seeking to acquire voting control of the Company solely through the election of directors would have to elect directors at two annual stockholders' meetings in order to elect a majority of the Board. Additionally, the Restated Certificate of Incorporation permits the Company's directors to issue shares of Preferred Stock in one or more series and to designate the terms of each series without further stockholder action. Each of these provisions may render impossible any attempts by outside persons or business concerns to obtain control of the Company in a manner which might be in the best interests of the Company's stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

         Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Common Stock. As at November 30, 1995, the Company had outstanding 7,076,008 shares of Common Stock of which 4,372,780 shares were freely tradeable. Of the remaining outstanding shares of Common Stock, (i) 50,000 shares are being registered for potential resale hereunder, (ii) 1,946,813 shares are registered for potential sale under a separate registration statement, certain of which shares are also eligible for sale under Rule 144 promulgated under Rule 144 under the 1933 Act ("Rule 144") and (iii) 706,415 shares held by persons who may be deemed affiliates are eligible for sale under Rule 144.

         Of the 2,732,481 shares of Common Stock presently reserved for potential future issuance, (i) 150,000 shares are registered hereunder for resale by the holder of the Second Option, following exercise thereof, (ii) 400,000 shares are registered for resale under a separate registration statement upon the exercise of options (the "WinStar Options") granted pursuant to a consulting agreement with the Company and a third party, and (iii) 300,000 shares, issuable upon conversion of certain convertible indebtedness, are eligible for sale under paragraph (k) of Rule 144 following such conversion. The remaining 1,882,481 shares are registered under the 1933 Act for issuance upon the exercise of options which have been, or may in the future be, granted under employee stock option plans. Such registration enables persons exercising those options, who are not affiliates of the Company, to freely sell the shares of Common Stock acquired and those who are affiliates to resell the shares acquired under Rule 144 without any additional holding period.

         In general, Rule 144 enables a stockholder to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during a specified four-week period in unsolicited "broker's transactions" and subject to certain other conditions. Paragraph (k) of Rule 144 permits a stockholder who has not been an affiliate of the Company during the 90 days preceding a sale by such stockholder and who has beneficially owned the shares to be sold for at least three years (including the holding period of convertible securities) to sell such shares without regard to the volume and other limitations otherwise imposed by Rule 144.

         No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of additional shares of Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock
(including shares issuable upon the exercise of the WinStar Options or other options or convertible indebtedness), or the perception that such sales could occur, could adversely affect the market price for the Common Stock.

NO DIVIDENDS ANTICIPATED

         To date, the Company has paid no cash dividends. For the foreseeable future, the Company intends to retain all earnings generated from operations for use in the Company's business. Additionally, the Company's Revolving Credit Agreement prohibits the payment of dividends until such indebtedness has been repaid in full. Therefore, no dividends to stockholders can be anticipated for the foreseeable future.

                               SELLING STOCKHOLDER

         As at November 30, 1995, the Selling Stockholder (i) beneficially owned 200,000 shares of the Company's Common Stock (including 150,000 Shares which may be acquired upon exercise of the Second Option) prior to the offering of any Shares hereunder, (ii) may offer up to 200,000 Shares for sale hereunder and
(iii) will beneficially own no shares of the Company's Common Stock after the offering, assuming the sale of all Shares being offered hereunder.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, 10,000,000 shares of Class B Stock, $.01 par value per share ("Class B Stock"), 100,000 shares of Class C Stock, $.01 par value per share ("Class C Stock"), and 1,000,000 shares of Preferred Stock, $1.00 par value per share, issuable in series ("Preferred Stock").

         As of November 30, 1995, there were issued and outstanding 7,073,008 shares of Common Stock and no shares of Class B Stock, Class C Stock or Preferred Stock were issued. No Class B Stock can be issued unless previously approved by stockholders. Class C Stock and Preferred Stock can be issued by the Board of Directors without the need to obtain stockholder approval.

         The following is a summary of certain provisions contained in the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), By-Laws and Revolving Credit Loan Agreement, copies of which are exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is qualified in its entirety by reference to such documents.

COMMON STOCK

         Voting Rights. Under the Company's Restated Certificate of Incorporation, the holders of Common Stock have one vote per share outstanding. The Restated Certificate of Incorporation and By-Laws provide for classification of the Board of Directors into three classes, the directors of each class to serve a three-year term, and allow removal of directors only for cause by stockholders. In addition, the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company entitled to vote thereon to authorize (i) any merger or consolidation of the Company or any of its subsidiaries with or into another entity, (ii) any sale, lease or exchange of all or substantially all of the assets of the Company and its subsidiaries taken as a whole if, as of the record date for determining stockholders entitled to vote on a matter in (i) or (ii), the other party to the transaction beneficially owns 10% or more of the Company's outstanding capital stock entitled to vote in the election of directors (other than a person who beneficially owned at least 10% of the Company's voting capital stock at December 3, 1979) or (iii) the dissolution of the Company. The supermajority voting requirement does not apply to a transaction with a person or entity who became such 10% beneficial owner after the Company's Board of Directors approved the transaction in (i) or (ii) or as to a dissolution of the Company if such dissolution is substantially consistent with such an approved transaction. The Restated Certificate of Incorporation and By-Laws further provide that the affirmative vote of the holders of at least 75% of the Company's outstanding voting stock is required to make, alter or repeal, or to adopt any provision inconsistent with, the foregoing provisions of the Company's Restated Certificate of Incorporation or By-Laws.

         Dividends and Other Distributions. Subject to the rights of holders of any Preferred Stock, the holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds  legally  available  therefor  and,  in  the  event  of  the  liquidation, dissolution  or  winding  up of the  Company,  to share  ratably  in all  assets remaining after the payment of liabilities. To date, the Company has paid no cash dividends. For the foreseeable future, the Company intends to retain all earnings generated from operations for use in the Company's business. Additionally, the Company's Revolving Credit Loan Agreement prohibits the payment of dividends until such indebtedness has been repaid in full. Therefore, no dividends to stockholders can be anticipated for the foreseeable future.

         Other.   The  Common  Stock  is not convertible into any other class of securities, is not redeemable and does not carry any preemptive rights.

         Transfer Agent. The transfer agent for the Company's Common Stock is Harris Trust Company of New York, 77 Water Street, New York, New York 10005.

PREFERRED STOCK

         The Company's Preferred Stock is issuable in one or more series from time to time at the discretion of the Board of Directors. The Board of Directors is authorized, with respect to each series, to fix by resolution its designation, powers, preferences (including with respect to dividends and on liquidation), rights (including voting, dividend, conversion, sinking fund and redemption rights), qualifications, limitations and restrictions. Shares of Preferred Stock issued by action of the Board of Directors could be utilized, under certain circumstances, as a method of making it more difficult for a party to gain control of the Company without the approval of the Board of Directors. The Company presently has no plans or arrangements for the issuance of any additional Preferred Stock.

CLASS B STOCK

         Since their conversion into Common Stock in September 1995, there have been no outstanding shares of Class B Stock, and no shares of Class B Common Stock can be issued without prior stockholder approval. The Restated Certificate of Incorporation provides that any Class B Common Stock is to be identical to Common Stock except that shares of Class B Stock (i) would only be entitled to dividends equal to 83-1/3% of the dividend payable on Common Stock, if any were declared, and (ii) would vote together with Common Stock as one class on all matters except the election of directors and on matters on which Delaware law requires a separate vote of each such class, with each share of Common Stock having one vote and each share of Class B Stock having ten votes. As to the election of directors, holders of the Common Stock would vote separately as a class for the election of 25% of the directors and, in addition, vote together with the holders of Class B Stock as one class for the remainder of the directors, with each share of Common Stock having one vote and each share of Class B Stock having ten votes. If, however, on the record date for any stockholder meeting with respect to the election of directors, the number of outstanding shares of Class B Stock is less that 12-1/2% of the aggregate total number of shares of Common Stock and Class B Stock then outstanding, Common Stock would vote separately as a class for the election of 25% of the total number of directors of the entire Board of Directors and the Class B Stock would vote separately as a class to elect the remaining directors.

         Class B Common Stock would be convertible into Common Stock on a share for share basis at any time at the option of the holder automatically if the number of outstanding shares of Class B Stock is less than 5% of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock or if the Board of Directors and holders of the majority of the outstanding shares of Class B Stock authorize such conversion. Class B Stock would have limited rights of transferability without being automatically converted into Common Stock on a share for share basis. The Company presently has no plans or arrangements for the issuance of any Class B Stock.

CLASS C STOCK

         Class C Stock may be sold only to employees of the Company who are also residents of Puerto Rico. Holders of any Class C Stock which may be issued shall be entitled to receive, when and as declared by the Board of Directors of the Company, non-cumulative dividends at the rate of $2.00 per share per year, and no more. The Company may, at the option of the Board of Directors, redeem in whole or part any Class C Stock which may be issued at any time by paying $.01 for each share thereof, together with any dividends theretofore declared thereon and remaining unpaid at the date of redemption. Except as expressly required by law, any future holders of the Class C Stock would have no voting power, conversion rights into Common Stock, liquidation rights or preemptive rights.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the person becomes an interested stockholders, unless: (i) prior to the time at which the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which the person becomes an interested stockholder; (ii) the stockholder acquires at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder; or (iii) the business combination is approved by the board of directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the time such stockholder became an interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates (each as defined in
Section 203), owns (or, in certain cases, at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" generally to include, without limitation, mergers, consolidations, stock sales, asset-based transactions and other transactions resulting in a financial benefit to the interested stockholders.

                              PLAN OF DISTRIBUTION

         The Shares may be offered for sale, from time to time, by the Selling Stockholder or its pledgees, donees, transferees, or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Shares under this Prospectus may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b) purchases by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or (d) negotiated transactions between the Selling Stockholder and purchasers without a broker or dealer. In connection with any sales, the Selling Stockholder and broker or dealer participating in such sales may be deemed "underwriters" within the meaning of the 1933 Act.

         Brokers or dealers selling under this Prospectus may receive commissions, discounts or concessions from the Selling Stockholder and/or purchasers of the Shares for whom such broker or dealers may act as agents, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholder and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act. Any such commissions, discounts or concessions and any gain realized by such broker or dealer on the sale of shares which it purchases as a principal may be deemed to be underwriting compensation to the broker or dealer.

         The Selling Stockholder has been advised by the Company that during the time it is engaged in distributing Shares covered by this Prospectus, it must comply with Rules 10b-5 and 10b-6 under the 1934 Act, as amended, and pursuant thereto: (i) may not engage in any stabilization activity in connection with the Company's securities; (ii) must furnish each broker through which Common Stock covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the 1934 Act.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.

                                     EXPERTS

         The consolidated financial statements and schedules of TII Industries, Inc., incorporated by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement under the 1933 Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission.

=====================================    ======================================

    NO  PERSON HAS BEEN AUTHORIZED IN
CONNECTION  WITH  THE  OFFERING  MADE
HEREBY TO GIVE ANY INFORMATION  OR TO
MAKE ANY REPRESENTATION NOT CONTAINED
IN THIS PROSPECTUS OR A SUPPLEMENT TO
THIS  PROSPECTUS,  AND,  IF  GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTA-
TION  MUST  NOT  BE  RELIED  UPON  AS                 200,000 Shares
HAVING BEEN AUTHORIZED BY THE COMPANY,
THE  SELLING STOCKHOLDER OR ANY OTHER
PERSON.  NEITHER  THIS PROSPECTUS NOR               TII INDUSTRIES, INC.
ANY  SUPPLEMENT  TO  THIS  PROSPECTUS
CONSTITUTES  AN  OFFER  TO  SELL OR A
SOLICITATION  OF AN OFFER TO BUY, ANY                  Common Stock
SECURITIES OTHER THAN  THE SECURITIES
TO  WHICH  IT  RELATES OR AN OFFER TO
SELL OR THE SOLICITATION OF  AN OFFER
TO BUY  SUCH SECURITIES IN ANY JURIS-
DICTION  WHERE,  OR  TO ANY PERSON TO
WHOM IT IS UNLAWFUL  TO  MAKE SUCH AN
OFFER  OR  SOLICITATION.  NEITHER THE
DELIVERY  OF  THIS PROSPECTUS NOR ANY
SUPPLEMENT TO THIS PROSPECTUS NOR ANY
SALE  MADE  HEREUNDER  OR  THEREUNDER
SHALL,UNDER ANY CIRCUMSTANCES, CREATE
ANY  IMPLICATION  THAT THERE HAS BEEN
NO CHANGE IN  THE AFFAIRS OF THE COM-
PANY SINCE THE DATE HEREOF OR THEREOF
OR  THAT  THE  INFORMATION  CONTAINED                    PROSPECTUS
HEREIN IS CORRECT AS OF ANY TIME SUB-                    ----------
SEQUENT TO THE DATES AS OF WHICH SUCH
INFORMATION IS FURNISHED.
         -----------------

         TABLE OF CONTENTS
                                Page

Available Information............  2
Information Incorporated by
 Reference.......................  2
The Company......................  3
Risk Factors.....................  3
Selling Stockholder..............  6
Description of Capital
 Stock...........................  6
Plan of Distribution.............  8
Legal Matters....................  8
Experts..........................  9
Additional Information...........  9
                                                  December ___ , 1995


=====================================    ======================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.

      Registration fee - Securities and Exchange Commission...........$  556.03
      Legal fees and expenses......................................... 7,000.00
      Accounting fees and expenses....................................   500.00
      Printing expenses...............................................   500.00
      Miscellaneous...................................................   443.97
                                                                      ---------
        Total.........................................................$9,000.00


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses. Article XIII of the registrant's By-laws provides that the registrant shall so indemnify such persons. In addition, Article 12 of the registrant's Restated Certificate of Incorporation, as amended, provides, in general, that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

Exhibit Number                         Description


Item 16.     EXHIBITS:


Exhibit Number                         Description
--------------                         -----------
 4.01(a) Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on December 18, 1978. Included as Exhibit 3(a)(1) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-8048), and incorporated herein by reference.


 4.01(b) Certificate of Amendment of Restated Certificate of Incorpo-ration of the registrant, as filed with the Secretary of State of the State of Delaware on January 22, 1980. Included as Exhibit 3(a)(2) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-
                    8048), and incorporated herein by reference.

 4.01(c) Certificate of Amendment of Restated Certificate of Incorpo-ration of the registrant, as filed with the Secretary of State of the State of Delaware on June 23, 1981. Included as
                    Exhibit 3(a)(3) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-
                    8048), and incorporated herein by reference.

 4.01(d) Certificate of Amendment of Restated Certificate of Incorpo-ration of the registrant, as filed with the Secretary of State of the State of Delaware on December 4, 1981. Included as Exhibit 3(a)(4) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-
                    8048), and incorporated herein by reference.

 4.01(e) Certificate of Amendment of Restated Certificate of Incorpo-ration of the registrant, as filed with the Secretary of State of the State of Delaware on December 11, 1986. Included as Exhibit 3(a)(5) to the registrant's Registration Statement on Form S-8 (File No. 33-11449), and incorporated herein by reference.

 4.01(f) Certificate of Amendment of Restated Certificate of Incorpo-ration of the registrant, as filed with the Secretary of State of the State of Delaware on December 16, 1987. Included as Exhibit 4.06 to the registrant's Regis tration Statement on Form S-8 (File No. 33-53180), and incorporated herein by reference.

 4.01(g) Certificate of Amendment of Restated Certificate of Incorpo-ration of the registrant, as filed with the Secretary of State of the State of Delaware on January 10, 1990. Included as Exhibit 4(c)(7) to the registrant's Registration
                    Statement on Form S-8 (File No. 33-37310) and incorporated herein by reference.

4.01(h) Certificate of Amendment to Restated Certificate of Incorpo-ration of the registrant as filed with the Secretary of State of the State of Delaware on

Exhibit Number                         Description
--------------                         -----------
                    April  25,  1994.   Included  as  Exhibit   4.01(h)  to  the
                    registrant's Registration Statement on Form S-3 (File No. 33-64980) and incorporated herein by reference.

4.02 By-laws of the registrant, as amended through October 15, 1993. Included as Exhibit 4.02 to the registrant's Registration Statement on Form S-3 (File No. 33-64980) and incorporated herein by reference.

4.03(a) Revolving Credit Loan Agreement dated January 31, 1995 among TII International, Inc. ("International"), the Company and Chemical Bank (the "Bank"). Incorporated by reference to
                    Exhibit 4.1(a) to the Company's Current Report on Form 8-K dated January 31, 1995 (date of earliest event reported) (File No. 1-8048).

4.03(b) First Amendment dated as of August 3, 1995 to the Revolving Credit Agreement among International, the company and the Bank. Incorporated by reference to Exhibit 4(a)(1)(B) to the Company's Annual report on Form 10-K ended June 30, 1995 (File No. 1-8048).

5.01* Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Common Stock being offered.

23.01*              Consent of Arthur Andersen LLP

23.02*              Consent of Parker Chapin Flattau & Klimpl, LLP  (included in
                    Exhibit 5.01)

24.01* Powers of Attorney of certain officers and directors of the registrant.

99.01(a) Investor Relations Consultant Agreement dated October 30, 1992 between the registrant and Strategic Growth International, Inc. ("Strategic"). Included as Exhibit 10.11(a) to the registrant's Registration Statement on Form S-3 (File No. 33-64980), and incorporated herein by reference.

99.01(b) Letter Agreement dated July 24, 1995 between the Company and Strategic. Included as Exhibit 10(f)(1)(B) to the Company's Annual Report on Form 10-K for the year ended June 30, 1995, and incorporated herein by reference.

99.01(c) Option dated November 1, 1992 issued to Strategic. Included as Exhibit 10.11(b) to the registrant's Registration Statement on Form S-3 (File No. 33-64980), and incorporated herein by reference.

99.01(d) Stock Option Agreement dated July 30, 1993 between the registrant and Strategic. Included as Exhibit 10.11(c) to the registrant's Registration Statement on Form S-3 (File No. 33-64980), and incorporated herein by reference.

Exhibit Number                         Description
--------------                         -----------


99.01(e) Letter Agreement dated July 30, 1993 between the registrant and Strategic modifying registration rights granted to Strategic. Included as Exhibit 10.11(d) to the registrant's Registration Statement on Form S-3 (File No. 33-64980), and incorporated herein by reference.

-----------
* Filed herewith

Item 17.   UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 30th day of November, 1995.

                                        TII INDUSTRIES, INC.


                                        By:    /s/ Timothy J. Roach
                                           ---------------------------
                                           Timothy J. Roach, President


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of November, 1995.

             Signature                            Title
             ---------                            -----

    *ALFRED J. ROACH                         Chairman of the Board
---------------------------
     Alfred J. Roach



   /s/ Timothy J. Roach                      President (Chief Executive Officer)
---------------------------                  and Director
     Timothy J. Roach


   /s/ John T. Hyland, Jr.                   Vice President and Treasurer (Chief
---------------------------                  Financial and Accounting Officer)
     John T. Hyland, Jr.



    *C. BRUCE BARKSDALE                      Director
----------------------------
     C. Bruce Barksdale




    *DOROTHY ROACH                           Director
----------------------------
     Dorothy Roach




    *JOSEPH C. HOGAN                         Director
----------------------------
     Joseph C. Hogan

   /s/ Timothy R. Graham                     Director
----------------------------
       Timothy R. Graham



    *JAMES R. GROVER, JR.                    Director
----------------------------
     James R. Grover, Jr.



 /s/ William J. Rouhana, Jr.                 Director
----------------------------
     William J. Rouhana, Jr.



    *WILLIAM G. SHARWELL                     Director
----------------------------
     William G. Sharwell



*By:  /s/ Timothy J. Roach
    ------------------------
          Timothy J. Roach,
          Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit Number                           Description
--------------                           -----------

 4.01(a) Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on December 18, 1978. Included as Exhibit 3(a)(1) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-8048), and incorporated herein by reference.

 4.01(b) Certificate of Amendment of Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on January 22, 1980. Included as Exhibit 3(a)(2) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-8048), and incorporated herein by reference.

 4.01(c) Certificate of Amendment of Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on June 23, 1981. Included as Exhibit 3(a)(3) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-8048), and incorporated herein by reference.

 4.01(d) Certificate of Amendment of Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on December 4, 1981. Included as Exhibit 3(a)(4) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1992 (File No. 1-8048), and incorporated herein by reference.

 4.01(e) Certificate of Amendment of Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on December 11, 1986. Included as Exhibit 3(a)(5) to the registrant's Registration Statement on Form S-8 (File No. 33-11449), and incorporated herein by reference.

 4.01(f) Certificate of Amendment of Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on December 16, 1987. Included as Exhibit 4.06 to the registrant's Registration Statement on Form S-8 (File No. 33-53180), and incorporated herein by reference.

 4.01(g) Certificate of Amendment of Restated Certificate of Incorporation of the registrant, as filed with the Secretary of State of the State of Delaware on January 10, 1990. Included as Exhibit 4(c)(7) to the registrant's Registration Statement on Form S-8 (File No. 33- 37310) and incorporated herein by reference.

 4.01(h) Certificate of Amendment to Restated Certificate of Incorporation of the registrant as filed with the Secretary of State of the State of Delaware on April 25, 1994. Included as Exhibit 4.01(h) to the registrant's Registration Statement on Form S-3 (File No. 33- 64980) and incorporated herein by reference.

 4.02         By-laws of the  registrant,  as amended through  October 15, 1993.
              Included as Exhibit 4.02 to the registrant's Registration Statement on Form S-3 (File No. 33-64980) and incorporated herein by reference.

 4.03(a) Revolving Credit Loan Agreement dated January 31, 1995 among TII International, Inc.("International"), the Company and Chemical Bank (the "Bank"). Incorporated by reference to Exhibit 4.1(a) to the Company's Current Report on Form 8-K dated January 31, 1995 (date of earliest event reported) (File No. 1-8048).

Exhibit Number                           Description
--------------                           -----------


 4.03(b) First Amendment dated as of August 3, 1995 to the Revolving Credit Agreement among International, the company and the Bank. Incorporated by reference to Exhibit 4(a)(1)(B) to the Company's Annual report on Form 10-K ended June 30, 1995 (File No. 1-8048).

 5.01* Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Common Stock being offered.

 23.01*       Consent of Arthur Andersen LLP

 23.02*       Consent  of  Parker  Chapin  Flattau  &  Klimpl,  LLP (included in
              Exhibit 5.01)

 24.01* Powers of Attorney of certain officers and directors of the registrant.

 99.01(a) Investor Relations Consultant Agreement dated October 30, 1992 between the registrant and Strategic Growth International, Inc. ("Strategic"). Included as Exhibit 10.11(a) to the registrant's Registration Statement on Form S-3 (File No. 33-64980), and incorporated herein by reference.

 99.01(b) Letter Agreement dated July 24, 1995 between the Company and Strategic. Included as Exhibit 10(f)(1)(B) to the Company's Annual Report on Form 10-K for the year ended June 30, 1995, and incorporated herein by reference.

 99.01(c)     Option  dated  November  1, 1992 issued to Strategic.  Included as
              Exhibit 10.11(b) to the registrant's Registration Statement on Form S-3 (File No.33-64980), and incorporated herein by reference.

 99.01(d) Stock Option Agreement dated July 30, 1993 between the registrant and Strategic. Included as Exhibit 10.11(c) to the registrant's Registration Statement on Form S-3 (File No. 33-64980), and incorporated herein by reference.

 99.01(e) Letter Agreement dated July 30, 1993 between the registrant and Strategic modifying registration rights granted to Strategic. Included as Exhibit 10.11(d) to the registrant's Registration Statement on Form S-3 (File No. 33-64980), and incorporated herein by reference.

   -----------
   * Filed herewith